RAPIDTRON (TM)

                                  June 11, 2003


VIA U.S. MAIL
-------------
Mr. Vernon Moore
SQUAR, MILNER, REEHL & WILLIAMSON, LLP
4100 Newport Place
Suite 300
Newport Beach, California 92660


     Re:     SEC Disclosures

Dear Vernon:

     I am enclosing a copy of the Company's Form 8-K that it intends to file with the Securities and Exchange Commission (SEC) on or before June 12, 2003, regarding disclosures of the appointment of your office as the new auditor for the Company, as required by Regulation S-B, Item 304. Please forward a letter to the Company addressed to the SEC stating whether you agree or disagree with the statements set forth in Item 4(b) of the Form 8-K. If you do not agree, please state the respects in which you do not agree.

     Please provide the letter as promptly as possible so that the Company may file it with the SEC no later than ten (10) business days following the filing of the enclosed Form 8-K.

                                Very truly yours,



                                Steve  Meineke,
                                Chief  Financial  Officer

Enclosure

cc:     Mr. Dennis J. Rasor (via facsimile at 949/253-0505)




             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                         tel 949.798.0652  fax 949.474.4550


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